UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 26, 2011

(Date of earliest event reported)

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19204 North Creek Parkway, Suite 100

Bothell, Washington 98011

(Address of principal executive offices and zip code)

(425) 368-1050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SCOLR PHARMA, INC.

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

On April 26, 2011, SCOLR Pharma, Inc. (the “Company”) executed a Second Amendment to Lease Agreement (the “Lease Amendment”) with the landlord of the Company’s principal office in Bothell, Washington (the “Landlord”) under the Standard Multi-Tenant Lease dated June 19, 2008 between the Company and the Landlord, as amended (the “Lease”). Pursuant to the terms of the Lease Amendment, the Company and the Landlord agreed to (1) reduce the term of the Lease such that it will expire on March 31, 2012 rather than January 31, 2016, (2) reduce the amount of monthly rent and common area maintenance (“CAM”) charges from approximately $38,756 to $11,050 (a portion of which the Company collects from existing subtenants), and (3) forgive all past due amounts in respect of unpaid rent and CAM charges aggregating $63,006. In consideration for the Landlord’s agreement to the Lease Amendment, the Landlord is entitled to retain the cash security deposit in the amount of $38,629 paid by the Company to the Landlord under the Lease and to fully draw down and retain a Letter of Credit issued by Silicon Valley Bank in favor of the Landlord. The Lease Amendment also provides for termination of the Lease by the Landlord upon 75 days written notice to the Company and provides the Landlord with certain rights to re-market the premises.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2011, each of Stephen J. Turner, President and Chief Executive Officer, and Richard M. Levy, Executive Vice President and Chief Financial Officer, entered into amendments to their employment agreements with the Company pursuant to which Messrs. Turner and Levy agreed to accept a reduction in their severance benefits. Under the existing employment agreements, Mr. Turner and Mr. Levy were separately entitled, upon termination of their employment by the Company without “cause,” or upon their resignation for “good reason” in connection with or within 12 months following a “change of control” (as such terms are defined in the agreements), to severance benefits consisting of (1) cash payments of $316,665 and $282,830, respectively, (2) continuation of medical coverage for up to 12 months following termination and (3) acceleration of vesting of the unvested portion of stock options outstanding as of the date of termination. Under the amended employment agreements, each of Mr. Turner and Mr. Levy are separately entitled to receive cash severance of $75,000 upon the termination of their employment by the Company without cause, or $150,000 upon their resignation for good reason in connection with or within 12 months following a change of control. Messrs. Turner and Levy continue to be eligible for acceleration of vesting on any unvested options outstanding upon termination in either circumstance. The Company will no longer be obligated to provide continued medical coverage benefits upon termination of their employment.

On April 26, 2011, the Company issued a press release announcing its entry into the Lease Amendment and employment agreement amendments. The full text of the press release is included as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number

99.1	Press release dated April 26, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR Pharma, Inc.
(Registrant)

April 26, 2011	By:	/s/ RICHARD M. LEVY
(Date)		Richard M. Levy
Chief Financial Officer

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